UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 30, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2012, the Audit Committee of Board of Directors of Innovaro, Inc. (the “Company”), with the concurrence of its executive officers, concluded that the Company will need to restate its previously issued financial statements for interim periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and that such financial statements should no longer be relied upon. In addition, the Company’s prior earnings and press releases and similar communications should no longer be relied upon to the extent they relate to these financial statements. Accordingly, the Company will restate the financial statements for the interim periods included in its Form 10-Qs for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, to make the accounting adjustment described in more detail below.

The Company has determined that it should not have recorded a derivative liability related to certain warrants issued by it during the third quarter of 2010. The derivative liability was first recorded in the Company’s financial statements for the quarter ended September 30, 2010 and continued to be recorded through the third quarter of 2011. The Company has determined that this error is not material with respect to its financial statements for the quarter ended September 30, 2010 and the year ended December 31, 2010, but has determined that the error is material with respect to the first three quarters of 2011. As a result, the Company will amend its Form 10-Qs for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 to reverse the recording of this derivative liability in the financial statements included therein.

The Audit Committee of the Company’s Board of Directors and its executive officers have discussed the matters disclosed in this Item 4.02 Form 8-K with Pender Newkirk & Company, LLP, our independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer